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                                                                   Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Amended and Restated 1999 Equity Participation Plan of Libbey Inc. of our report dated January 30, 2004, with respect to the consolidated financial statements of Libbey Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                                    /s/ ERNST & YOUNG LLP

Toledo, Ohio
September 29, 2004